Exhibit No. 99.1

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FIRST EMPIRE STATE CORPORATION ONE M&T PLAZA BUFFALO, NEW YORK 14240
NEWS RELEASE
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      CONTACT:    Gary S. Paul            FOR IMMEDIATE RELEASE
                  (716) 842-5130          June 6, 1997

BUFFALO, New York--First Empire State Corporation ("First Empire") (AMEX:FES) announced the completion of a $100 million capital securities offering. The 30-year offering of 8.277 percent fixed-rate, cumulative capital securities was sold through First Empire Capital Trust II (the "Trust"), a Delaware business trust that was formed by First Empire. The offering provides investors with call protection for ten years. Preferential cash distributions will be paid semi-annually, beginning December 1, 1997.

The Trust was formed solely to issue tax-advantaged securities and advance the proceeds to First Empire by purchasing its junior subordinated debt. The issue will qualify as Tier 1 capital for First Empire and be available for general corporate purposes. Payments on the junior subordinated debt, which are in turn passed through the Trust to the preferred holders, will be serviced through existing liquidity and cash flow sources of First Empire.

First Empire, which reported consolidated total assets of $13.1


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billion at March 31, 1997, is a bank holding company whose other subsidiaries include Manufacturers and Traders Trust Company (Buffalo, New York) and M&T Bank, National Association (Oakfield,
New York).


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